Exhibit e(xiv)under form N-1A
                                            Exhibit Ex-10 under Item 24/Reg. S-K



                       Amended and Restated Exhibit A & B
                                     to the
                             Distributor's Contract
                          with Edgewood Services, Inc.

                             Fundmanager PORTFOLIOS

                           Aggressive Growth Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares

                          Growth with Income Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares

                                Growth Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares

                                 Bond Portfolio
                Class A Shares (formerly Financial Adviser Class)

                         Managed Total Return Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares

                             International Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares


     The following provisions are hereby incorporated and made part of the Distributor's Contract dated November 11, 1996, between FundManager Portfolios (the "Trust") and Edgewood Services, Inc. ("Edgewood"), with respect to the Classes of shares set forth above.

     1. The Trust hereby appoints Edgewood to engage in activities principally intended to result in the sale of shares of the above-listed Classes ("Shares"). Pursuant to this appointment, Edgewood is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

     2. Edgewood or its affiliate will review and file all sales literature (advertisements, brochures and shareholder communications) for the Trust in accordance with rules and regulations of the National Association of Securities Dealers, Inc.

     In consideration of the mutual covenants set forth in the Distributor's Contract dated November 11, 1996 between the Trust and Edgewood, the Trust executes and delivers this Exhibit on behalf of the Aggressive Growth Portfolio, Growth with Income Portfolio, Growth Portfolio, Bond Portfolio, Managed Total Return Portfolio, and International Portfolio, first set forth in this Exhibit.

     Witness the due execution hereof this 31st day of December, 1998.

                                                     FUNDMANAGER PORTFOLIOS

                                                     By:
                                                        President


                                                     EDGEWOOD SERVICES, INC.

                                                     By:
                                                        President